SETTLEMENT AGREEMENT, PURCHASE AND SALES AGREEMENT,
                           AND MUTUAL GENERAL RELEASE


     This Settlement Agreement, Purchase And Sales Agreement And Mutual General Release ("Settlement Agreement") is entered into between Anthony R. Kay ("Mr. Kay") and ARK Consulting Services, a Colorado corporation ("ARK") (hereinafter, Mr. Kay and ARK sometimes are jointly referred to as "Mr. Kay"), on the one hand, and Secutron Corp., a Colorado corporation ("Secutron"), Midrange Solutions Corp., a Colorado corporation ("Midrange"), Fronteer Financial Holdings, Ltd., n/k/a eVision, a Colorado corporation ("Fronteer" or "eVision"), Heng Fung Capital Private, Ltd. and Heng Fung Finance Company, Ltd., wholly-owned subsidiaries of Heng Fung Holding Company, Ltd., a Hong Kong
corporation   ("Heng  Fung"),   Corporate  Net   Solutions,   Inc.,  a  Delaware
corporation, Fai H. Chan, Robert H. Trapp, Kwok Jen Fong, Gary Cook, Robert Long, and Bernie Dylla, on the other hand (hereinafter, all of these parties are sometimes collectively referred to as "Secutron, et al."). At times hereinafter Mr. Kay and Secutron, et al. are referred to collectively as the "Parties". This Settlement Agreement is effective upon execution by all of the Parties and is not effective, and is null and void and of no validity whatsoever, unless executed, in counterpart or otherwise, by all of the Parties prior to 5:00 p.m. Mountain Daylight Time, Saturday, September 18, 1999.


                                    RECITALS

     1. On or about January 19, 1996, Mr. Kay and ARK, on the one hand, and Secutron and Midrange, on the other hand, executed a Settlement Agreement And Release (the "1996 Agreement").

     2. The 1996 Agreement provided, inter alia, for comprehensive releases from and against all claims which Mr. Kay and ARK had against Secutron and Midrange, and vice versa, arising from facts prior to January 19, 1996, for Secutron to make payments of $10,000 a month to Mr. Kay for the succeeding fifteen (15) years, and for other covenants and agreements between the parties.

     3. Pursuant to the 1996 Agreement, Mr. Kay sold most of his Secutron Corp. stockholdings to Secutron. However, Mr. Kay personally retained 7,500,000 shares of Secutron Corp.'s common stock. Members of Mr. Kay's family retained an additional 1,633,332 shares of Secutron common stock. The Secutron stock held by Mr. Kay and by members of Mr. Kay's family is hereinafter referred to as "Mr. Kay's Secutron stock".(1)

     4. In and about December, 1997 and February, 1998 Heng Fung and Fai Chan entered into transactions pursuant to which they purchased a substantial amount of the common stock of Fronteer. At the time Fronteer owned a substantial amount of the outstanding common stock of Secutron Corp. Fronteer, through its ownership of Q6 Technologies, Inc., continues to own a substantial amount of Secutron stock.

---------------

     (1) The stock is held as follows: (a) Certificate No. 50, 653,332 shares, held in the name of Carol D. Wilson; (b) Certificate No. 51, 490,000 shares, held in the name of Sholem Kay; (c) Certificate No. 52, 490,000 shares, held in the name of Minna Kay; and (d) Certificate No. 111, 7,500,000 shares, held in the name of Anthony R. Kay.

     5. Several months after Heng Fung's acquisition of Fronteer stock, the Parties became involved in a dispute concerning the 1996 Agreement and matters related thereto.

     6. In connection with this dispute, on or about July 30, 1998 Secutron and Midrange filed a Complaint in Denver District Court against Mr. Kay and ARK. In response, Mr. Kay and ARK filed an answer. Mr. Kay and ARK also filed counter claims naming Secutron, Midrange, Fronteer, Heng Fung, Corporate Net Solutions, Inc., and Messrs. Chan, Trapp, Fong, Cook, Long, and Dylla as defendants-on-counterclaim. This lawsuit is hereinafter referred to as "Civil Action No. 98-CV-6176".

     7. In their Complaint instituting Civil Action No. 98-CV-6176, Midrange and Secutron charged Mr. Kay and ARK with tortious interference with prospective business advantage. In their counterclaim Mr. Kay and ARK charged Secutron, et al. with breach of contract, tortious interference with contract, abuse of process, and breach of the implied covenant of good faith and fair dealing. In Mr. Kay's and ARK's counterclaims Mr. Kay sought an award of damages. Mr. Kay's claimed damages include damages for mental distress, anguish, and stress, which Mr. Kay claims has been responsible for a recent hospitalization and treatment in an intensive care unit.

     8. Civil Action No. 98-CV-6176 remains pending before the Denver District Court and is scheduled for a trial to commence on Monday, September 20, 1999.

     9. Mr. Kay continues to retain his Secutron stockholdings. Mr. Kay asserted claims in his Counterclaims which arose from his status as a Secutron stockholder.

     10. The Parties have agreed that it is in their best interest, without conceding the accuracy or merit of any of the claims, counterclaims, defenses or assertions made against any of them by the others, to fully compromise and settle their disputes and to forever, with the limited exceptions specified below, resolve their differences and put their differences behind them.

     11. For these reasons, and in consideration of the mutual undertakings, releases and covenants described herein, and solely for purposes of compromise and settlement, without any of the Parties admitting or agreeing to any of the claims, denials, or assertions made by the others, the Parties agree as follows.

                                    COVENANTS

     1. All of the Recitals above are incorporated herein and made part of these Covenants. These Recitals are agreed to only for purposes of this Settlement Agreement and for purposes of actions involving the enforcement of this Settlement Agreement, or for purposes of actions charging breach.

     2. Secutron, et al., in full and complete satisfaction of Mr. Kay's claims, in payment for Mr. Kay's Secutron stockholdings, and in compensation for Mr. Kay's claimed mental distress and anguish, and related physical maladies, agree to pay Mr. Kay the following: (a) $400,000 in cash; and (b) 550,000 freely-trading shares of the common stock of eVision.

     3. Secutron, et al. shall pay Mr. Kay the $400,000 in cash by delivery of a certified check or cashier's check in that amount made payable jointly to Mr. Anthony Kay and Jay S. Horowitz, Esq., and delivered to Mr. Kay's counsel, Jay Horowitz, Esq., at Mr. Horowitz's business address, no later than 5:00 p.m. Mountain Daylight Time Friday, September 17, 1999. The failure of Secutron, et al. to deliver the $400,000 in cash by the designated time shall render this Agreement null and void and of no validity whatsoever.

     4. Secutron, et al. have represented, and hereby do represent, to Mr. Kay that they currently are finalizing a Registration Statement with the Securities and Exchange Commission ("SEC"), which Registration Statement has generally been re viewed by the SEC and which has been given Filing No. 333-81-565. The Registration Statement is not yet effective. Secutron, et al. have represented, and hereby do represent, that they believe that the Registration Statement will be effective no later than Monday, January 3, 2000 and that, to be effective, the Registration Statement must also be approved by the NASD. Secutron, et al. will furnish Mr. Kay with an opinion letter from Smith & McCullough that the contemplated Registration Statement needs NASD approval. Further, Secutron, et al. represents that this referenced Registration Statement, Filing No.
333-81-565, will be the next filed and effective registration statement for eVision or its affiliates. As stated above, Secutron, et al. agree to include in their payment to Mr. Kay 550,000 shares of the freely trading stock of eVision which will be among the common stock to be registered in accordance with the referenced Registration Statement.

     5.  Secutron,  et al.  represent  that  the  current  market  value  of the agreed-to  freely  trading  common  stock  to be  paid  to Kay is no  less  than
$325,000. Secutron, et al. acknowledge, however, that the referenced Registration Statement may not become effective. The referenced Registration Statement may become effective but may become effective later than December 1, 1999. Alternatively, the Registration Statement may become effective on or before December 1, 1999. As a result of the timing of the Registration Statement, fluctuations in the market value of eVision stock, or any one of a number of other factors, Mr. Kay may be unable by on or before the close of the trading day of January 31, 2000 to sell the eVision stock at prices which will net him the represented value of $325,000.

     6. In the event that Mr. Kay is unable to receive, by sale of the eVision stock paid to him (which sale shall be managed by Mr. Kay in a commercially reasonable manner), to obtain the represented value of $325,000, Secutron, et al. agree that Mr. Kay will be entitled to the entry of judgment, jointly and severally, against each and every one of the parties referenced herein as
Secutron, et al., who are the Parties named as plaintiffs and defendants-on-counterclaim in Civil Action No. 98-CV-6176, in an amount equivalent to the difference between the proceeds of sale and $325,000 ("the deficiency amount"). Secutron et al. agree and understand that, in the event Mr. Kay is able, through his sale of eVision stock, to obtain net proceeds in excess of the $325,000 value he will be entitled to retain that excess value. Mr. Kay has represented that it is his intent, upon receipt of the 550,000 shares of eVision stock, to sell that stock in as efficient and reasonable a fashion as possible, bearing in mind the trading activity of the stock, including the size of the float and other factors which may impact the sales price which can reasonably be received.

     7. Mr. Kay may re-institute Civil Action No. 98-CV-6176 and move for the entry of judgment in the deficiency amount at any time on or after February 7, 2000, if (a) Mr. Kay has not been able to generate by his sale of eVision stock the $325,000 by January 31, 2000, and (b), Mr. Kay has given Secutron, et al. seven business days written notice of the amount of net proceeds (i.e., proceeds after brokerage commission but not after taxes) thus far received by him and the amount of the deficiency claimed by Mr. Kay, and Secutron, et al. have not tendered to Mr. Kay's counsel, Mr. Horowitz, (i) a cashier's check or certified check for the deficiency amount, i.e., the difference between the net proceeds thus far received by Mr. Kay from the sale of eVision stock and $325,000, or
(ii) an additional amount of eVision free-trading stock sufficient, based upon then current trading prices, to eliminate the deficiency amount when sold in a commercially reasonable manner.

     8. If Secutron et al. elect to provide Mr. Kay with additional free-trading eVision stock to attempt to cure the deficiency amount, as described in paragraph 7 above, and that stock proves insufficient, upon commercially reasonable sale by Mr. Kay, to eliminate the deficiency by April 1, 2000, upon seven business days written notice from Mr. Kay to Secutron et al. of the net proceeds (i.e., after brokerage commission but not after taxes) thus far received, and the amount of the remaining deficiency claimed by Mr. Kay, Secutron, et al. will tender to Mr. Kay's counsel, Mr. Horowitz, a cashier's check or certified check for the remaining difference between the total net proceeds thus far received by Mr. Kay from the sale of eVision stock and $325,000. If Secutron et al. fails to timely do so, Mr. Kay may re-institute Civil Action No. 98-CV-6176 and move for entry of judgment against Secutron, et al. as described above.

     9. If Mr. Kay is able to sell sufficient eVision stock to yield a net amount of $325,000 (i.e., after commissions but not after taxes), or otherwise receives $325,000 through a combination of sales of stock and cash, by April 1, 2000, Mr. Kay will prepare and the parties will execute an Amended Stipulation For Dismissal Of This Action, With Prejudice, to be filed by Mr. Kay on September 19, 2000.

     10. In the event Secutron, et al. are unable to obtain SEC approval to issue a Registration Statement effective on or before December 31, 1999, Mr. Kay may reinstate Civil Action No. 98-CV-6176 on or after January 8, 2000 and move for entry of judgment as described above, unless Secutron, et al. pay Mr. Kay $325,000 in cash on or before January 8, 2000.

     11. Mr. Kay agrees that, contemporaneously with his receipt of the $400,000 referenced above, he will deliver to Secutron, et al., such documents as may reasonably be required by Secutron, et al.'s counsel to effectuate the sale and conveyance of all of Mr. Kay's Secutron stockholdings to Secutron, et al., and/or to the person or entity designated by Secutron, et al. to be the purchaser of such stock. Mr. Kay warrants and represents that Mr. Kay's Secutron stockholdings are free and clear of any encumbrance or lien, or claim by any person not a member of Mr. Kay's immediate family. Mr. Kay further represents that he has the authority to sell all of Mr. Kay's Secutron stockholdings as well as Secutron stock held by his immediate family and indemnifies and holds Secutron, et al. harmless from all claims that Mr. Kay does not have authority to effectuate this sale.

     12. Secutron, et al. agree that, should any of the individuals or companies included in the Secutron, et al. group become a debtor in a bankruptcy proceeding within one year of the effective date of this Settlement Agreement, this Settlement Agreement as written will be binding in full upon Secutron, et al., including as debtor-in-possession and upon any trustee in bankruptcy. Secutron, et al. further agree to affirm this Settlement Agreement in full as written in any bankruptcy proceeding. Should this Settlement Agreement be challenged as voidable or void in such proceedings, then, in such event and at Mr. Kay's sole election, Secutron, et al. agree that they will consent to the Settlement Agreement being rescinded and deemed null and void, the transactions envisioned by this Agreement being reversed, and the Parties resuming the status quo before the execution of this Settlement Agreement, e.g., reinstating Civil Action No. 98-CV-6176, and Mr. Kay refunding to Secutron et al. all consideration received except for the $75,000 retention referenced in paragraph 19 below. The Parties' agreement to reinstate Civil Action No. 98-CV-6176, rather than to proceed in an adversary proceeding, is based in part upon the complexity of this litigation, and the fact that the case has been before Judge Morris Hoffman, Courtroom 9, Denver District Court for the past year, and that Judge Hoffman has managed the case and made important decisions of law, and is in the best position to try the case should it be re-instituted.

     13. With the exception of any claim of whatever type filed for purposes of enforcing or implementing this Settlement Agreement, or claiming a breach of this Settlement Agreement, and with the further exception of Mr. Kay having elected to rescind the transactions effected by this Settlement Agreement as described in paragraph 12 above, Mr. Kay hereby releases and discharges
Secutron, et al. and their heirs, executors, administrators, successors, assigns, family members, consultants, representatives, employees, partners, affiliates, agents, insurers, and attorneys, including, but not limited to Jeffrey M. Busch, Esquire, and Tom Birge, Esquire, and their officers, directors, stockholders, parent corporations, affiliated corporations, and subsidiaries from and against any and all claims, counterclaims, actions, causes of action, liabilities, demands, rights, damages, costs, expenses, compensation, controversies of every kind and description whatsoever, whether direct or indirect, whether in law or in equity, which Mr. Kay now has or which Mr. Kay may hereinafter acquire which claims were raised or could have been raised in Civil Action No. 98-CV-6176, or which claims in any way arise out of or in any way relate to Mr. Kay's dealings with Secutron, et al. in the past, including, but not limited to, the Parties' dealings with respect to any of the matters referred to in the Recitals, which claims may have existed at any time up to and including the effective date of this Settlement Agreement, or which claims, based on such pre-existing facts, may arise in the future.

     14. With the exception of any claim of whatever type filed for purposes of enforcing or implementing this Settlement Agreement, or claiming a breach of this Settlement Agreement, and with the further exception of Mr. Kay having elected to rescind the transactions effected by this Settlement Agreement as described in paragraph 12 above, Secutron, et al. hereby release and discharge Mr. Kay and his and its heirs, executors, administrators, successors, assigns, family members, consultants, representatives, employees, partners, affiliates, agents, insurers, and attorneys, and his and its officers, directors, stockholders, parent corporations, affiliated corporations, and subsidiaries, from and against any and all claims, counterclaims, actions, causes of action, liabilities, demands, rights, damages, costs, expenses, compensation, controversies of every kind and description whatsoever, whether direct or indirect, whether in law or in equity, which Secutron, et al. now have, or which Secutron, et al. may hereinafter acquire, which claims were raised, or could have been raised, in Civil Action No. 98-CV-6176, or which claims in any way arise out of or in any way relate to Secutron, et al.'s dealings with Mr. Kay in the past, including, but not limited to, the Parties' dealings with respect to any of the matters referred to in the Recitals, which claims may have existed at any time up to and including the effective date of this Settlement Agreement, or which claims, based on such pre-existing facts, may arise in the future.

     15. The Release made by Mr. Kay above, and all other covenants and provisions in this Settlement Agreement, are binding upon, and enforceable by, not only Mr. Kay but also Mr. Kay's heirs, assigns, family members, representatives, employees, agents, and any other persons purporting to represent or to stand in the shoes of Mr. Kay, and upon Mr. Kay's officers, directors, stockholders, affiliated corporations, parent corporations, or subsidiaries.

     16. The Release made by Secutron, et al. above, and all other provisions and covenants in this Settlement Agreement, are binding upon, and enforceable by, each of the separately identified parties included within the Secutron, et al. group, including Secutron Corp., Midrange, Fronteer, Heng Fung Capital Private, Ltd., Heng Fung Finance Company, Ltd., Heng Fung Holdings Company, Ltd., Corporate Net Solutions, Inc., Fai Chan, Robert Trapp, Kwok Jen Fong, Gary Cook, Robert Long, and Bernie Dylla, and the heirs, assigns, representatives, attorneys, including Jeffrey M. Busch, Esquire and Tom Birge, Esquire, family members, employees, and representatives and persons purporting to represent each of these individuals and entities, and the entities' stockholders, officers, directors, sister and brother corporations, affiliated corporations, parents, successors, and all agents and representatives thereof.

     17. Each of the Parties hereto acknowledges and expressly intends that the mutual releases set forth in this Settlement Agreement are full and final releases. The Parties also acknowledge and intend that these releases apply to all claims, damages, or causes of action of whatever nature between or among the Parties, whether or not such matters are known now or become known after the execution of this Settlement Agreement. The Parties also acknowledge that they understand that they may have substantial or meritorious claims or causes of action against one another that have not yet accrued or become manifest. The Parties acknowledge that they may have claims which may be presently unknown, or which have not yet been identified, but which the Parties nonetheless intend to and hereby do deliberately release. It is the express intent of the Parties that these releases constitute a waiver by them of any statute, law or doctrine which limits or has the effect of limiting a release only to claims which the releasor knows or suspects exist in his favor at the time of the execution of the release and which the releasor knows would materially affect the settlement with the releasee. No such statute, law or doctrine shall be applicable in this case or to this Settlement Agreement.

     18. The Parties warrant to one another that no promises or inducements have been made or offered to one another except as expressly set forth herein. The Parties further warrant that this Settlement Agreement is executed without reliance upon any oral statements or representations by any other Party concerning the nature or extent of damages, their legal liability for such damages, or their defenses to such claims. Each Party has had a full opportunity, both directly and through counsel, to investigate all claims which that Party had, has, or may have against any other Party. All Parties have had a full opportunity to consult with their respective counsel concerning the terms and conditions of this Settlement Agreement and warrant and represent to one an other that they have, personally or through their attorneys, fully investigated to their satisfaction all facts surrounding the controversies and disputes which are the subject of this Settlement Agreement. The Parties are fully advised and satisfied with the terms and the effect of this Settlement Agreement as a settlement and release of all claims which they may have against the other Parties.

     19. As part of this Settlement Agreement, Secutron, et al., on the one hand, and Mr. Kay, on the other hand, agree that, as soon as can be reasonably accommodated during the week of September 20, 1999, the Parties jointly will file a Joint Motion And Stipulation For Dismissal Without Prejudice of Civil Action No. 98-CV-6176. This Joint Motion And Stipulation will call for the District Court to dismiss without prejudice Civil Action No. 98-CV-6176. Secutron, et al. expressly acknowledge and understand that Mr. Kay reserves the right to re-file and reinstate his claims in Civil Action No. 98-CV-6176 only if:

          (a) after Mr, Kay sells his eVision free trading stock in a commercially reasonable manner within the periods of time referenced above, he does not receive the value of $325,000, from the sale of the stock and Secutron, et al. do not make payments as they are permitted to do under paragraphs 7 and 8 of this Settlement Agreement, and/or

          (b) there is instituted, within one year of the effective date of this Settlement Agreement, a bankruptcy proceeding in which a challenge to the validity and enforceability of this Settlement Agreement is filed.

     In the former situation (a), Mr. Kay may only re-file and re-institute Civil Action No. 98-CV-6176 for the sole and limited purpose of obtaining a judgment as provided in paragraphs 6, 7 and 8 above, in the amount of the deficiency referenced in paragraphs 6, 7 and 8 above. Secutron will be entitled to notice of the application for a judgment. Secutron's, et al.'s defenses in said action will be limited to (a) whether Mr. Kay's sales were commercially reasonable (bearing in mind as well that Mr. Kay has represented that he does intend and will attempt to sell eVision stock), and (b) whether the amounts provided by Mr. Kay in his notices described in paragraphs 7 and 8 above are accurate.

     In the latter situation (b), Mr. Kay will have the power to re-file this lawsuit, as one aspect of his rescission of this Settlement Agreement, the other aspects of which will include the Parties returning to one another the respective consideration exchanged pursuant to this Settlement Agreement and otherwise assuming the status quo as it now exists. The single exception to this complete reinstatement of the Parties' current situation is that Mr. Kay will be permitted to retain $75,000, from all the cash and stock consideration received by him under this Settlement Agreement. The $75,000 retention will be applied against any damages ever recovered by Mr. Kay in the reinstated lawsuit. In the event that Mr. Kay does not recover damages, Mr. Kay nonetheless will be able to retain this $75,000. After the expiration of one year from the date of this Settlement Agreement, Mr. Kay shall be forever barred from re-instituting Civil Action No. 98-CV-6176.

     20. All notices required by this Settlement Agreement are to be sent, via certified mail, to the following addresses, unless otherwise designated by the respective party in a writing which itself is sent by certified mail:

                      To Mr. Kay and ARK:

                      Mr. Anthony R. Kay
                      565 South Harrison Lane
                      Denver, Colorado 80209

                      Jay S. Horowitz, Esquire
                      Krendl, Horowitz & Krendl
                      5350 Republic Plaza
                      370 Seventeenth Street
                      Denver, Colorado 80202

                      To Secutron, et al.:

                      Mr. Gary Cook
                      eVision USA.com, Inc.
                      1700 Lincoln St., Suite 3200
                      Denver, Colorado 80203

                      Thomas D. Birge, Esquire
                      Birge & Minckley, P.C.
                      1700 Broadway, Suite 1501
                      Denver, Colorado 80290

     Notice will be effective upon mailing.

     21. This Settlement Agreement constitutes the entire agreement between the Parties. This Settlement Agreement supersedes any and all prior settlement agreements, oral or written, between or among the Parties, including, but not limited to, the 1996 Agreement. This Settlement Agreement is forever binding, and no revision, rescission, modification or release from its terms will be made for any mistakes, mutual or unilateral, of fact or of law, said risk being assumed by each Party.

     22. No modification of this Settlement Agreement, or any of its provisions, and no waiver of the terms and conditions of this Settlement Agreement, shall be binding on any Party unless signed by the Party to be bound by such modification or waiver.

     23. The terms of this Settlement Agreement are to be maintained in confidence. The Parties agree that the terms of this Settlement Agreement shall not be disclosed by them to anyone except their respective attorneys, accountants, immediate family members, Board members, general partners, limited partners, or employees. It is understood that some of the Parties included within Secutron, et al. are public companies and that their status as such may require public disclosure of the Settlement Agreement or of its terms.

     24. The Parties agree that, upon the conclusion of any proceeding that concerns a Party's efforts to enforce this Settlement Agreement, or a Party's claim that another party has breached this Settlement Agreement, the Party who prevails in such proceeding will be entitled to an award of reasonable attorneys fees and costs incurred by the prevailing Party in connection with the proceeding.

     25. The Parties agree to execute any and all additional documents necessary and appropriate to carry out the purpose and intent of this Settlement Agreement.

     26. This Settlement Agreement is to be construed in accordance with the laws of the State of Colorado. As used in this Settlement Agreement, the singular includes the plural, masculine includes neuter and vice versa, and, when the context so requires, "and" means "and/or".

     27. Secutron, et al. represent and warrant to Mr. Kay that each of the persons and each of the entities within the Secutron, et al. group executing and entering into this Settlement Agreement, or counsel for Secutron, et al., has the full right, power and authority to enter into this Settlement Agreement. Mr. Kay represents and warrants that he has the full right, power and authority to enter into this Settlement Agreement both on his own behalf and on behalf of ARK.

     28. This Settlement Agreement may be signed in counterparts all of which, when taken together, will constitute one agreement. Execution by facsimile (with an original signature being substituted within a reasonable time thereafter) is acceptable and enforceable and Secutron, et al. agree that, although counsel may sign this Settlement Agreement on their behalf initially, original counterpart pages signed by each party itself will be delivered to Mr. Kay's counsel no later than October 5, 1999.

     29. Secutron, et al. indemnify and hold Mr. Kay harmless from any and all claims of whatever type which may arise, or be asserted, at any time after the effective date of this Settlement Agreement, based on the operations of Secutron and Midrange. This indemnification and hold harmless agreement includes, but is not limited to, any claims respecting Midrange's dealings with JD Edwards or the "Y2K" problem.


/s/ Anthony R. Kay
--------------------------------
Anthony R. Kay

ARK Consulting Services


By: /s/ Anthony R. Kay
   -----------------------------
Its:  President
   -----------------------------

Secutron Corp.


By:  /s/ Gary L. Cook
   -----------------------------
Its: Chairman
   -----------------------------

Midrange Solutions Corp.


By: /s/ Bernie Dylla
   -----------------------------
Its:  President
   -----------------------------

Fronteer Financial Holdings, Ltd., n/k/a eVision


By:  /s/ Robert H. Trapp
   -----------------------------
Its:  Director
   -----------------------------

Heng Fung Capital Private, Ltd.


By:  /s/ Thomas D. Birge
   -----------------------------
Its:  Attorney, Pursuant to Paragraph 28
   -----------------------------

Heng Fung Finance Company, Ltd.


By:  /s/ Thomas D. Birge
   -----------------------------
Its:  Attorney, Pursuant to Paragraph 28
   -----------------------------

Heng Fung Holding Company, Ltd.


By:  /s/ Thomas D. Birge
   -----------------------------
Its:  Attorney, Pursuant to Paragraph 28
   -----------------------------

Corporate Net Solutions, Inc.


By:  /s/ Robert H. Trapp
   -----------------------------
Its:  Director
   -----------------------------

Fai H. Chan


/s/ by his attorney, Thomas D. Birge, Pursuant to Paragraph 28
--------------------------------

Robert H. Trapp


/s/ Robert H. Trapp
--------------------------------

Kwok Jen Fong


/s/ by his attorney, Thomas D. Birge, Pursuant to Paragraph 28
--------------------------------

Gary Cook


/s/ Gary Cook
--------------------------------

Robert Long


/s/ Robert Long
--------------------------------

Bernie Dylla


/s/ Bernie Dylla
--------------------------------
                                      -9-